UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On July 1, 2009, ARCA biopharma, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, the appointment of Dr. Michael Bristow as the Company’s President and Chief Executive Officer, effective July 10, 2009, and Dr. Bristow’s voluntary reduction of his salary in order to conserve the Company’s available cash. The Original Report incorrectly reported his reduced salary as $8,333.34 per month in the Original Report. Effective July 10, 2009, Dr. Bristow’s reduced salary will be $265,000 annually, subject to annual increases if approved by the Company’s Board of Directors or Compensation Committee. Accordingly, this Form 8-K/A is filed for the purpose of correcting such amount. The other disclosures made in the Original Report are unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2009

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Kathryn E. Falberg
Name: Kathryn E. Falberg
Title: Chief Financial Officer and Chief Operating Officer